EXHIBIT 99.2

                     NORTH COAST BANK, NATIONAL ASSOCIATION



                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 21, 2000

         The undersigned holder of common stock acknowledges receipt of a copy of the notice of special meeting of shareholders of North Coast Bank, N.A. and the accompanying joint proxy statement/prospectus dated August 10, 2000 and revoking any proxy heretofore given, hereby constitutes and appoints Herbert C. Steiner and Leo J. Becnel, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of North Coast Bank, N.A., a national banking association, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the special meeting of shareholders of North Coast Bank, N.A., to be held at the administrative office of the Bank, located at 50 Santa Rosa Avenue, Santa Rosa, California, on September 21, 2000, at 6:00 p.m. or at any postponements or adjournments thereof, upon the following items as set forth in the notice of meeting and joint proxy statement/prospectus and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any postponements or adjournments thereof.


         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of March 1, 2000, among American River Holdings, North Coast Bank, N.A. and ARH Interim National Bank, the Agreement of Merger attached as exhibit A to the Agreement and Plan of Reorganization and Merger, and the transactions contemplated by these agreements, including the merger of North Coast Bank, N.A. into ARH Interim National Bank.

          [ ]   FOR           [ ]   AGAINST             [ ]   ABSTAIN


         2. In their discretion, to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL 1.
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                                                     No. of Common Shares ______

SHAREHOLDER(S)

_____________________________

_____________________________

Date: _________________, 2000


                                             Please date and sign exactly as
                                             your name(s) appear(s). When
                                             signing as attorney, executor,
                                             administrator, trustee, or
                                             guardian, please give full title.
                                             If more than one trustee, all
                                             should sign. All joint owners
                                             should sign. WHETHER OR NOT YOU
                                             PLAN TO ATTEND THIS MEETING, PLEASE
                                             DATE, SIGN AND RETURN THIS PROXY
                                             AS PROMPTLY AS POSSIBLE IN THE
                                             ENCLOSED POSTAGE-PAID ENVELOPE.


                                                 I/we do [ ] or do not [ ]expect
                                                 to attend this meeting.

                THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.